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                                                      Exhibit 4.09



                                   OPTION AGREEMENT



    OPTION AGREEMENT made effective as of the __ day of _________, 199_, between MediVators, Inc., a Minnesota corporation (the "Company"), and
      ("Director").


                                      BACKGROUND


    A. Director is a member of the Board of Directors of the Company and holds no other position in the Company.

    B. The Company desires to induce Director to continue to serve the Company as a director.

    NOW, THEREFORE, the parties hereto agree as follows:

    1. GRANT OF OPTION. The Company hereby irrevocably grants to Director the right and option, hereinafter called the Option, to purchase all or any part of an aggregate of ______________________ shares of the common stock, $.01 par value, of the Company (the "Shares") (such number being subject to adjustment as provided in paragraph 9 hereof) subject to the terms and conditions herein set forth.

    2. PURCHASE PRICE. The purchase price of the Shares covered by the Option shall be $_____ per Share.

    3. EXERCISE AND VESTING OF OPTION. The Option shall be exercisable only to the extent that all, or any portion thereof, has vested in the Director. The Option shall vest in the Director in five (5) equal parts of _______________________________ Shares beginning on the date hereof and continuing on each subsequent anniversary date (hereinafter referred to singularly as a "Vesting Date" and collectively as "Vesting Dates") until the Option is fully vested, as set forth in the following schedule:

            Total Shares
       Subject to Vested Option         Vesting Date
       ------------------------         ------------

                                       First Anniversary
                                       Second Anniversary
                                       Third Anniversary
                                       Fourth Anniversary
                                       Fifth Anniversary

    In the event that the Director ceases to be a member of the Board of Directors of the Company, for any reason or no reason (other than death or upon a Change in Control as hereinafter defined), with or without cause, prior to any Vesting Date, that


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Part of the Option scheduled to vest on such Vesting Date, and all parts of the
Option scheduled to vest in the future, shall not vest and all of the Director's rights to and under such non-vested parts of the Option shall terminate.

    4. VESTING AND EXERCISE UPON DEATH. If Director dies while serving as a director of the Company, the Option shall become fully vested in Director as of the date of death (if not already fully vested) and may be exercised by Director's legal representative, heirs or legatees, at any time within six (6) months after his death. Upon the expiration of such six (6) month period, or, if earlier, upon the expiration date of the Option as set forth in paragraph 6 hereof, the Option shall become null and void.

    5. CHANGE IN CONTROL. In the event of a Change in Control (as defined below), the Option shall become fully vested in Director as of the date of the Change in Control. A "Change in Control" shall occur if:

         (a) any person, as defined in Sections 3 (a) (9) and 13(d) (3) of the Securities Exchange Act of 1934, as amended (the "'34 Act"), becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated pursuant to the '34 Act), directly or indirectly, of 30% or more of the common stock of the Company, or

         (b) within any twelve-month period during the term of this Agreement, there occurs a change in the Board of Directors with the result that the Incumbent Members, as defined in the next sentence, do not constitute a majority of the Board. For purposes of this paragraph, "Incumbent Members," in respect of any twelve-month period, shall mean the members of the Board of Directors on the date immediately preceding the commencement of such twelve-month period, provided that any person becoming a Director during such twelve-month period whose election or nomination for election was supported by a majority of the Directors who, on the date of such election or nomination for election, comprised the Incumbent Members shall be considered one of the Incumbent Members in respect of such twelve-month period.

    6. TERM OF OPTION. To the extent vested, and except as otherwise provided in this Agreement, the Option shall be exercisable for five (5) years from the date of this Agreement; provided, however, that in the event that Director ceases to be a member of the Board of Directors of the Company, for any reason or no reason (other than due to or following a Change in Control), with or without cause, Director or his legal representative, heirs or legatees shall have six (6) months from the date of such termination of his position as a director to exercise any part of the Option vested pursuant to Sections 3 or 4 of this Agreement. Upon the expiration of such six (6) month period, or, if earlier,

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upon the expiration date of the Option as set forth above, the Option shall terminate and become null and void.

    7. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company. Such notice shall state the election to exercise the Option and the number of Shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. Such notice shall either: (a) be accompanied by payment of the full purchase price of such Shares, in which event the Company shall deliver a certificate or certificates representing such Shares as soon as practicable after the notice shall be received; or (b) fix a date not less than five (5) nor more than ten (10) business days from the date such notice shall be received by the Company for the payment of the full purchase price of such Shares against delivery of a certificate or certificates representing such Shares. Payment of such purchase price may take the form of cash, shares of stock of the Company, the total market value of which equals the total purchase price, or any combination of cash and shares of the Company, the total market value of which equals the total purchase price. Any such notice shall be deemed given when received by the Company at its principal place of business. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

    8. RIGHTS OF OPTION HOLDER. Director, as holder of the Option, shall not have any of the rights of a shareholder with respect to the Shares covered by the Option except to the extent that one or more certificates for such Shares shall be delivered to him upon the due exercise of all or any part of the Option.

    9. NON-TRANSFERABILITY. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of Director, only by Director. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option shall be null and void and without effect.

    10.  CHANGES IN CAPITAL STRUCTURE.

         (a) If any shares of the Company subject to the Option shall be affected by any recapitalization, reclassification, stock dividend, stock split or other relevant change, then the number of shares covered by the Option,their classification or the option

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price per share shall be appropriately adjusted by the Board of Directors of the
Company as it may deem necessary to prevent any inequity that might otherwise result.
         (b) If the Company is merged or consolidated with another corporation, or the property or shares of the Company acquired by another corporation, the board of directors of the Company or the board of directors of any corporation assuming the obligations of Company hereunder shall make appropriate provision for the protection of the Option by the substitution on an equitable basis of appropriate shares of the Company, or the merged, consolidated, or otherwise reorganized corporation, which will be issuable with respect to the common shares of the Company, provided only that the excess of the aggregate fair market value of the shares subject to the new option immediately after said substitution over the aggregate purchase price is not more than the excess of the fair market value of the shares subject to this Option immediately before such substitution over the aggregate purchase price and such new option does not give the Director additional benefits which he did not have under this Option.

    11. INVESTMENT REPRESENTATION AND CERTIFICATE. Prior to the receipt of any Share certificates pursuant to the exercise of the Option granted hereunder, Director shall agree to hold the Shares acquired by exercise of the Option for investment and not with a view to resale or distribution thereof to the public, and shall deliver to the Company a certificate to that effect.

    12. GENERAL. The Company shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Option Agreement.

    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                  MEDIVATORS, INC.



                                  By  __________________________
                                     Donald L. Sturtevant
                                     President


                                  OPTIONEE

                                  ______________________________





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